Exhibit 4.1

NII CAPITAL CORP.

and the Guarantors from time to time parties hereto,

as Guarantors

and

WILMINGTON TRUST COMPANY,

as Trustee

FIRST SUPPLEMENTAL INDENTURE

DATED AS OF [•], 2011

FIRST SUPPLEMENTAL INDENTURE dated as of [•], 2011 (this “First Supplemental Indenture”), among NII Capital Corp., a corporation organized under the laws of the State of Delaware, (the “Company”), the guarantors listed on the signature pages hereto (the “Guarantors”) and Wilmington Trust Company, a Delaware chartered trust company, as trustee (the “Trustee”).

WHEREAS, the Company, the Guarantors and the Trustee have entered into an Indenture dated as of March 29, 2011 (the “Indenture”) in connection with the issuance of $750,000,000 of the Company’s 7.625% Senior Notes due 2021 (the “Outstanding 7.625% Notes”) (capitalized terms used herein without definition have the meanings given such terms in the Indenture);

WHEREAS, the Company and the Guarantors desire and have requested that the Trustee join them in the execution and delivery of this First Supplemental Indenture in order to establish and provide for the issuance by the Company of an additional $[•] aggregate principal amount of 7.625% Senior Notes due 2021 (the “Additional 7.625% Notes”);

WHEREAS, Section 2.02 of the Indenture provides for the issuance of Additional Notes and Section 9.01(viii) of the Indenture permits the Indenture to be amended or supplemented without the consent of any Holders to provide for the issuance of Additional Notes;

WHEREAS, the Additional 7.625% Notes shall constitute Additional Notes pursuant to the Indenture;

WHEREAS, the conditions set forth in the Indenture for the execution and delivery of this First Supplemental Indenture have been complied with; and

WHEREAS, all things necessary to make this First Supplemental Indenture a valid supplement to the Indenture pursuant to its terms and the terms of the Indenture have been done.

NOW, THEREFORE, the parties hereto agree as follows:

ARTICLE I

GENERAL TERMS AND CONDITIONS OF THE ADDITIONAL 7.625% NOTES.

SECTION 1.01.    DESIGNATION OF NOTES.

Pursuant to this First Supplemental Indenture, there is hereby designated an additional $[•] aggregate principal amount of Additional Notes under the Indenture.

SECTION 1.02.    OTHER TERMS OF THE NOTES.

(a)        The terms of the Additional 7.625% Notes shall be identical to the terms of the Outstanding 7.625% Notes. The Additional 7.625% Notes shall initially be evidenced by a Global Note substantially in the form of Exhibit A to the Indenture and shall accrue interest from October 1, 2011 and have the same terms, including without limitation, the same maturity date, interest rate, redemption and other provisions and interest payment dates as the Outstanding 7.625% Notes, and will be part of the same series as the Outstanding 7.625% Notes.

(b)        The Additional 7.625% Notes shall be issued on [•], 2011.

ARTICLE II

ADDITIONAL ISSUANCE OF ADDITIONAL 7.625% NOTES.

Additional 7.625% Notes in the aggregate principal amount equal to $[•] may, upon execution of this First Supplemental Indenture, be executed by the Company and delivered to the Trustee for authentication, and the Trustee shall thereupon authenticate and make available for delivery such Additional 7.625% Notes pursuant to Section 2.02 of the Indenture and Section 1.02 of this First Supplemental Indenture.

ARTICLE III

MISCELLANEOUS.

SECTION 3.01.    LEGENDS

Each Global Note representing Additional 7.625% Notes shall bear the legends set forth in Section 2.01(b) of the Indenture applicable to such Global Note.

SECTION 3.02.    GOVERNING LAW

THE LAWS OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS FIRST SUPPLEMENTAL INDENTURE, THE NOTES AND THE NOTE GUARANTEES.

SECTION 3.03.    COUNTERPART ORIGINALS

The parties may sign any number of copies of this First Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

SECTION 3.04.    HEADINGS

The Headings of the Articles and Sections of this First Supplemental Indenture have been inserted for convenience of reference only, are not to be considered a part of this First Supplemental Indenture and shall in no way modify or restrict any of the terms or provisions hereof.

[Signature pages follow.]

IN WITNESS WHEREOF, the parties have caused this First Supplemental Indenture to be duly executed, all as of the date first above written.

NII CAPITAL CORP.

By:
Name: Gary D. Begeman
Title: VP and Secretary

NII HOLDINGS, INC.

By:
Name: Gary D. Begeman
Title: Executive VP, General Counsel and Secretary

NEXTEL INTERNATIONAL (SERVICES), LTD.

By:
Name: Gary D. Begeman
Title: VP and Secretary

NII FUNDING CORP.

By:
Name: Gary D. Begeman
Title: VP and Secretary

NII AVIATION, INC.

By:
Name: Gary D. Begeman
Title: VP and Secretary

NII GLOBAL HOLDINGS, INC.

By:
Name: Gary D. Begeman
Title: VP and Secretary

WILMINGTON TRUST COMPANY, as Trustee

By:
Name: Joshua C. Jones
Title: Financial Services Officer